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                                                                    EXHIBIT 23.2

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
The Price Company

We have audited the consolidated balance sheet of The Price Company and subsidiaries as of August 31, 1993 and 1992 and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended August 31, 1993. Our audits also included the financial statement schedules for The Price Company listed in the index at Item 14(a). These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note N, the Company, in a transaction accounted for as a pooling-of-interests, merged with Costco Wholesale Corporation (Costco) to form Price/Costco, Inc. Effective October 21, 1993, the Company and Costco will operate as wholly-owned subsidiaries in Price/Costco, Inc.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Price Company and subsidiaries at August 31, 1993 and 1992, and the consolidated results of their operations and their cash flows for each of the three years in the period ended August 31, 1993 in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

Ernst & Young LLP

San Diego, California
November 19, 1993